UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to § 240.14a-12

TIPPINGPOINT TECHNOLOGIES, INC.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

This filing relates to the planned acquisition of TippingPoint Technologies, Inc. (“TippingPoint”) by 3Com Corporation (“3Com”) pursuant to an Agreement and Plan of Merger by and among 3Com, Topaz Acquisition Corporation and TippingPoint, dated as of December 13, 2004.

On December 22, 2004 the following email was sent by William J. Murphy, General Counsel of TippingPoint, to all TippingPoint employees:

From: Billy Murphy [mailto:bmurphy@tippingpoint.com]

Sent: Wednesday, December 22, 2004 9:44 AM

To: All

Subject: Policy on Insider Trading; Blackout Period

Importance: High

In response to a number of questions on the subject, this e-mail is intended to clarify the operation of our Policy on Insider Trading and related blackout period in connection with our proposed merger with 3Com. Please be aware of the following:

(1) Will there be a blackout period? In accordance with our Policy on Insider Trading, employees will not be allowed to trade in TippingPoint stock beginning on January 1, 2005 and ending on the beginning of third trading day after the Company releases its annual earnings (this would typically occur in March). However, the merger may close prior to the release of our earnings, in which case the trading window would not reopen prior to the effective date of the merger.

You should also be aware that our Policy on Insider Trading provides that our trading window may close for officers, directors and certain other employees at any time because of developments known to us and not to the general public, such as – but not limited to – information about the proposed merger. Thus, it is possible that the trading window for some persons could remain closed, or could open and then quickly close again, after the release of the Company’s earnings in March.

(2) Can I exercise my options during a blackout period? Employees who hold vested options may exercise those options by paying the option exercise price in cash at any time, including during the blackout period. Provided that the employee exercising the options does not sell the shares obtained in the exercise, the exercise of an option does not constitute a “trade” and is therefore not prohibited by our insider trading policy.

(3) What constitutes a “trade”? During the blackout period, employees may not buy or sell TippingPoint stock (including TippingPoint stock obtained through the exercise of options) or cashlessly exercise TippingPoint options. A cashless exercise of an option requires the sale (i.e., a “trade”) of a portion of the underlying stock and is therefore prohibited by our Policy on Insider Trading. Employees are also prohibited from trading in puts, calls or other derivative securities during the blackout period.

(4) What will happen to my outstanding options in the merger? As a result of the merger, any options that are outstanding at the effective time of the merger will be converted into options to purchase 3Com’s common stock pursuant to the conversion ratio contained in the merger agreement. The vesting schedule for the new options to purchase 3Com stock will be the same as for the existing options to purchase our stock.

(5) What will happen to my outstanding shares of stock in the merger? Each share of stock that is outstanding and vested (i.e., vested restricted stock or shares of stock issued on exercise of your options) at the effective time of the merger will be converted into the right to receive $47.00 in cash. Each share of restricted stock that is outstanding and unvested at the effective time of the merger will be converted into the right to receive $47.00 in cash upon vesting in accordance with the applicable restricted stock agreement and will be subject to the same risk of forfeiture or other conditions contained in the applicable restricted stock agreement.

Please direct any questions regarding these matters to me.

Billy

Billy J. Murphy

General Counsel | TippingPoint Technologies, Inc.

7501B N. Capital of Texas Hwy. | Austin, Texas | 78731

direct 512.681.8320 | fax 512.681.8499 | cell 512.585.2228

bmurphy@tippingpoint.com

Investor Notices

This document includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements contained herein include statements about (i) the consummation of the pending acquisition of TippingPoint by 3Com, the benefits of the pending acquisition and the expected timing of the consummation of the acquisition and (ii) the addressable market for IPS and expected growth in that market. These statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Such risks and uncertainties include, among others, the following: approval of the acquisition by the stockholders of TippingPoint; the satisfaction of the conditions to the closing of the acquisition, including the receipt of regulatory approvals; the ability to realize the anticipated benefits or synergies of the transaction in a timely manner or at all; and trends in the networking industry. Additional information relating to the uncertainty affecting TippingPoint’s and 3Com’s businesses are contained in their filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which such statement was made, and TippingPoint and 3Com do not undertake any obligation to (and expressly disclaims any such obligation to) update any forward-looking statement to reflect events or circumstances after the date on which such statement was made, or to reflect the occurrence of unanticipated events.

TippingPoint will file a proxy statement and other documents regarding the proposed transaction described in this press release with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND SUCH OTHER MATERIALS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT TIPPINGPOINT AND THE PROPOSED TRANSACTION. A definitive proxy statement will be sent to security holders of TippingPoint seeking their approval of the transaction. Investors and security holders may obtain a free copy of the definitive proxy statement (when available) and other documents filed by TippingPoint with the SEC at the SEC’s web site at www.sec.gov. The definitive proxy statement and other relevant documents may also be obtained free of cost by directing a request to William J. Murphy at 512-681-8320.

TippingPoint’s directors and executive officers may be deemed, under Securities and Exchange Commission rules, to be participants in the solicitation of proxies from the TippingPoint stockholders in connection with the proposed transaction. Information about TippingPoint’s directors and officers can be found in TippingPoint’s Proxy Statements and Annual Reports on Form 10-K filed with the SEC. Additional information regarding the interests of those persons may be obtained by reading the proxy statement and other documents regarding the proposed transaction when they become available.